Exhibit 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2010	2009

OPERATING REVENUES:
Gas utility	$468.1	$527.4
Electric utility	144.9	125.0
Nonutility revenues	127.3	142.8
Total operating revenues	740.3	795.2

OPERATING EXPENSES:
Cost of gas sold	297.8	354.6
Cost of fuel and purchased power	58.0	47.0
Cost of nonutility revenues	60.5	74.2
Other operating	128.9	122.7
Depreciation and amortization	55.8	51.4
Taxes other than income taxes	23.1	23.5
Total operating expenses	624.1	673.4

OPERATING INCOME	116.2	121.8

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated affiliates	8.2	12.6
Other income (loss)- net	(0.5)	2.4
Total other income	7.7	15.0

INTEREST EXPENSE	26.0	22.7

INCOME BEFORE INCOME TAXES	97.9	114.1

INCOME TAXES	34.7	41.3

NET INCOME	$63.2	$72.8

AVERAGE COMMON SHARES OUTSTANDING	81.0	80.6
DILUTED COMMON SHARES OUTSTANDING	81.2	80.7

EARNINGS PER SHARE OF COMMON STOCK

BASIC	$0.78	$0.90

DILUTED	$0.78	$0.90

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions)
(Unaudited)

	Three Months
	Ended March 31
	2010	2009

OPERATING REVENUES:
Gas utility	$468.1	$527.4
Electric utility	144.9	125.0
Other	0.4	0.4
Total operating revenues	613.4	652.8

OPERATING EXPENSES:
Cost of gas sold	297.8	354.6
Cost of fuel and purchased power	58.0	47.0
Other operating	81.6	79.3
Depreciation and amortization	46.5	43.9
Taxes other than income taxes	22.3	22.8
Total operating expenses	506.2	547.6

OPERATING INCOME	107.2	105.2

OTHER INCOME - NET	2.2	1.5

INTEREST EXPENSE	20.3	18.7

INCOME BEFORE INCOME TAXES	89.1	88.0

INCOME TAXES	33.7	31.8

NET INCOME	$55.4	$56.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Millions - Unaudited)

	March 31,	December 31,
	2010	2009

ASSETS
Current Assets
Cash & cash equivalents	$69.0	$11.9
Accounts receivable - less reserves of $7.5 &
$5.2, respectively	200.3	162.4
Accrued unbilled revenues	87.4	144.7
Inventories	131.3	167.8
Prepayments & other current assets	51.6	95.1
Total current assets	539.6	581.9

Utility Plant
Original cost	4,649.2	4,601.4
Less: accumulated depreciation & amortization	1,750.2	1,722.6
Net utility plant	2,899.0	2,878.8

Investments in unconsolidated affiliates	180.1	186.2
Other utility and corporate investments	33.3	33.2
Other nonutility investments	42.1	46.2
Nonutility property - net	488.8	482.6
Goodwill - net	242.0	242.0
Regulatory assets	173.9	187.9
Other assets	29.6	33.0
TOTAL ASSETS	$4,628.4	$4,671.8

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$129.1	$183.8
Accounts payable to affiliated companies	32.7	54.1
Refundable fuel & natural gas costs	12.9	22.3
Accrued liabilities	214.6	174.7
Short-term borrowings	164.3	213.5
Current maturities of long-term debt	48.0	48.0
Long-term debt subject to tender	41.3	51.3
Total current liabilities	642.9	747.7

Long-term Debt - Net of Current Maturities &
Debt Subject to Tender	1,549.9	1,540.5

Deferred Income Taxes & Other Liabilities
Deferred income taxes	468.3	458.7
Regulatory liabilities	330.7	322.1
Deferred credits & other liabilities	206.6	205.6
Toal deferred credits & other liabilities	1,005.6	986.4

Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
81.2 and 81.1 shares, respectively	668.4	666.8
Retained earnings	772.9	737.2
Accumulated other comprehensive income (loss)	(11.3)	(6.8)
Total common shareholders' equity	1,430.0	1,397.2
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$4,628.4	$4,671.8

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	Three Months
	Ended March 31
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$63.2	$72.8
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	55.8	51.4
Deferred income taxes & investment tax credits	9.5	11.3
Equity in earnings of unconsolidated affiliates	(8.2)	(12.6)
Provision for uncollectible accounts	6.5	4.3
Expense portion of pension & postretirement benefit cost	3.1	2.6
Other non-cash charges - net	8.4	1.0
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenue	12.9	120.7
Inventories	36.5	38.8
Recoverable/refundable fuel & natural gas costs	(9.4)	24.7
Prepayments & other current assets	42.7	83.2
Accounts payable, including to affiliated companies	(79.2)	(167.0)
Accrued liabilities	41.3	43.4
Unconsolidated affiliate dividends	6.9	4.3
Employer contributions to pension & postretirement plans	(4.3)	(2.6)
Changes in noncurrent assets	21.0	14.8
Changes in noncurrent liabilities	(4.0)	(6.6)
Net cash flows from operating activities	202.7	284.5

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from:
Dividend reinvestment plan & other	1.5	1.5
Long-term debt	-	191.2
Requirements for:
Dividends on common stock	(27.5)	(27.1)
Retirement of long-term debt	(0.7)	(0.6)
Net change in short-term borrowings	(49.2)	(405.9)
Net cash flows from financing activities	(75.9)	(240.9)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from:
Unconsolidated affiliate distributions	0.5	-
Other collections	2.0	0.9
Requirements for:
Capital expenditures, excluding AFUDC equity	(71.0)	(117.4)
Unconsolidated affiliate investments	(0.1)	(0.1)
Other investments	(1.1)	(0.8)
Net cash flows from investing activities	(69.7)	(117.4)

Net change in cash & cash equivalents	57.1	(73.8)
Cash & cash equivalents at beginning of period	11.9	93.2
Cash & cash equivalents at end of period	$69.0	$19.4

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2010	2009

REPORTED EARNINGS:
Utility Group	$55.4	$56.2

Nonutility Group
Energy Marketing and Services	10.2	15.4
Coal Mining	3.9	2.8
Energy Infrastructure Services	(3.3)	(0.5)
Other Businesses	(3.0)	(1.2)
Total Nonutility Group	7.8	16.5

Corporate and Other	-	0.1

Vectren Consolidated	$63.2	$72.8

REPORTED EPS	$0.78	$0.90

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2010	2009

GAS OPERATING REVENUES (Millions):
Residential	$323.8	$363.1
Commercial	121.6	140.7
Industrial	18.8	18.5
Other Revenue	3.9	5.1
	$468.1	$527.4

GAS MARGIN (Millions):
Residential	$113.2	$115.1
Commercial	36.8	37.5
Industrial	16.2	15.1
Other	4.1	5.1
	$170.3	$172.8

GAS SOLD & TRANSPORTED (MMDth):
Residential	38.3	36.8
Commercial	16.3	15.8
Industrial	26.6	24.1
	81.2	76.7

AVERAGE GAS CUSTOMERS
Residential	908,723	909,616
Commercial	83,933	84,515
Industrial	1,618	1,610
	994,274	995,741

YTD WEATHER AS A PERCENT OF NORMAL:
Heating Degree Days (Ohio)	111%	105%

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2010	2009

ELECTRIC OPERATING REVENUES (Millions):
Residential	$49.5	$43.5
Commercial	33.3	31.0
Industrial	45.6	35.8
Other Revenue	1.9	1.5
Total Retail	130.3	111.8
Net Wholesale Revenues	14.6	13.2
	$144.9	$125.0

ELECTRIC MARGIN (Millions):
Residential	$33.8	$30.9
Commercial	21.8	21.1
Industrial	22.2	18.7
Other	1.7	1.6
Total Retail	79.5	72.3
Net Wholesale Margin	7.4	5.7
	$86.9	$78.0

ELECTRICITY SOLD (GWh):
Residential	411.2	377.8
Commercial	300.7	293.8
Industrial	610.4	509.0
Other Sales - Street Lighting	6.0	5.1
Total Retail	1,328.3	1,185.7
Wholesale	235.4	341.6
	1,563.7	1,527.3

AVERAGE ELECTRIC CUSTOMERS
Residential	123,029	122,590
Commercial	18,314	18,344
Industrial	107	104
Other	33	33
	141,483	141,071

YTD WEATHER AS A PERCENT OF NORMAL:
Cooling Degree Days (Indiana)	N/A	N/A
Heating Degree Days (Indiana)	108%	94%